Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

May 31, 2022

KKR & Co. Inc.
30 Hudson Yards
New York, New York 10001

Ladies and Gentlemen:

We have acted as counsel to KKR & Co. Inc. (formerly known as KKR Aubergine Inc.), a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 4 (the “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-169433), previously amended by Post-Effective Amendment No. 1 on Form S-1, Post-Effective Amendment No. 2 on Form S-3 and Post-Effective Amendment No. 3 on Form S-3 (as amended, the “Registration Statement”) originally filed by KKR Group Co. Inc. (formerly known as KKR & Co. Inc.), a Delaware corporation (the “Predecessor Registrant”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance of shares of common stock, par value $0.01 per share, of the Predecessor Registrant and (ii) the sale by KKR Group Holdings L.P. (formerly KKR Holdings L.P.) (“KKR Holdings”) of certain of such shares from time to time.

The Company became the successor to the Predecessor Registrant on May 31, 2022 for purposes of Rule 414 under the Act as a result of the merger (the “Merger”) of the Predecessor Registrant with the Company’s wholly owned subsidiary, KKR Aubergine Merger Sub II LLC, a Delaware limited liability company (“Merger Sub”), with the Predecessor Registrant being the surviving corporation. Upon effectiveness of the Merger, the separate corporate existence of Merger Sub ceased and the Predecessor Registrant became a direct, wholly owned subsidiary of the Company.

BEIJING	BRUSSELS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	PALO ALTO	SÃO PAULO	TOKYO	WASHINGTON, D.C.

Simpson Thacher & Bartlett llp
KKR & Co. Inc.	-2-	May 31, 2022

The Registration Statement, as amended by the Post-Effective Amendment, relates to (1) the issuance of up to 478,105,194 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), issuable upon the exchange from time to time of partnership units in KKR Group Partnership L.P. (“KKR Group Partnership Units”) and (2) the sale by KKR Holdings of certain of such shares from time to time. As of the date hereof, 258,259,143 shares of Common Stock (the “Shares”) remain issuable under the Registration Statement by the Company upon exchanges of KKR Group Partnership Units from time to time as set forth in the Registration Statement, as amended by the Post-Effective Amendment, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, pursuant to Rule 415 under the Act.

We have examined the Registration Statement, as amended by the Post-Effective Amendment, and the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each of which have been filed with the Commission and incorporated by reference in the Post-Effective Amendment. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Simpson Thacher & Bartlett llp
KKR & Co. Inc.	-3-	May 31, 2022

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares are issued in exchange for KKR Group Partnership Units, such Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP